PURCHASE AGREEMENT
                               ------------------

         THIS PURCHASE AGREEMENT (this "Agreement") is made as of April 2, 2004, by and between IPVoice Communications, Inc., a Nevada corporation ("Purchaser") and the stockholders of RKM Suministros C.A. ("RKM"), a Venezuelan corporation, listed on the signature page hereto (the "Stockholders").

                                    RECITALS
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         WHEREAS, the Stockholders own all of the issued and outstanding stock
(the "Purchased Stock") of RKM, as set forth on Exhibit A hereto.

         WHEREAS, the Stockholders desire to sell and the Purchaser desires to purchase the Purchased Stock on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.     PURCHASE AND SALE

     1.1. Purchase and Sale. On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined), Stockholders will sell and deliver the Purchased Stock to Purchaser, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or other agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer of the Purchased Stock (collectively, "Liens").

     1.2. Purchase Price. Subject to adjustment pursuant to Section 1.3 hereof, the purchase price (the "Purchase Price") for the Purchased Stock is $2,000,000, which shall be paid in the form of 2,000 shares of Series E Convertible Preferred Stock of the Purchaser (the "Preferred Stock"). The Purchase Price shall be paid at the Closing by issuing to each Stockholder that number of shares of Preferred Stock, calculated to two decimal places, equal to 2,000 multiplied by such Stockholder's Overall Ownership Percentage set forth opposite such Stockholder's name on Exhibit A.

     1.3. Purchase Price Adjustment.

                  (a) Within thirty days of the first anniversary of the Closing Date, Purchaser shall prepare and deliver to the Stockholders a statement (the "Revenue Statement") of the First-year Revenue of RKM. Unless the Stockholders delivers a notice to Purchaser in writing of its objection to the calculation of the First-year Revenue within 10 days after its receipt of the Revenue Statement, the Revenue Statement shall be final and binding on the parties. For the purposes of this
         Section 1.3, "First-year Revenue" shall mean the Gross Sales (as hereafter defined) during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date. "Gross Sales" is defined as the total sum of all sales closed, vendor commissions and vendor back commissions, whether invoiced or not, of RKM Suministros C.A. and RKM USA Corp., and of Purchaser on behalf of such entities, as confirmed by its auditor, for the period commencing March 1, 2004 through February 28, 2005. Gross sales shall also include the annual result of all outsourcing services, technical and networking projects in process, contingency service contracts, manpower, software development, project management, or any other contract, agreement or customer service order or purchase order, that due to the nature of its delivery is invoiced on a periodic basis.


                  (b) Purchaser and the Stockholders shall attempt in good faith to resolve any disagreements raised by the Stockholders with respect to the Revenue Statement. If, at the end of such period, Purchaser and the Stockholders do not resolve such disagreements, either Purchaser or the Stockholders may submit the matter to a mutually acceptable independent accounting firm to review the Revenue Statement and resolve any remaining disagreements regarding the calculation of the First-year Revenue. In the event Purchaser and the Stockholders cannot agree upon an accounting firm, they shall choose an accounting firm by lot from a reasonable selected group of accounting firms having no material relationship to Purchaser, the Stockholders, RKM and their respective affiliates and having offices in locations suitable to conduct such review (the "Accounting Firm"). The determination by the Accounting Firm shall be final, binding and conclusive on the parties, and judgment may be entered thereon in a court of competent jurisdiction. The fees and expenses of the Accounting Firm shall be divided equally among the Stockholders and Purchaser.

                  (c) In the event that the First-year Revenue is greater than $2,000,000, then the Purchase Price shall be increased to $2,600,000 and the Purchaser shall issue a number of Purchaser's common stock, par value $0.001 per share, equal to the amount of $600,000, to the Stockholders (to be allocated among them in accordance with their Overall Ownership Percentages). The number of shares of common stock will be determined by dividing $600,000 by the average closing price for the common stock for the 30 days immediately preceding the first anniversary of the Closing Date (or if the common stock has not traded at anytime during that period, then the average closing price for the common stock for the most recent 30-day period preceding the first anniversary of the Closing Date during which there was any trading activity. Purchaser shall within 10 days upon determination of the First Year Revenue statement, deliver certificates representing such shares to the Stockholders'.

                  (d) In the event that the First-year Revenue is less than $2,000,000, then the Purchase Price shall be reduced to $1,600,000 and each Stockholder shall return to Purchaser a number of shares of Preferred Stock equal to such amount divided by $1,000 and multiplied by such Stockholder's Overall Ownership Percentage. The Stockholders will deliver certificate(s) representing such shares (or shares of Common Stock issued upon conversion thereof to Purchaser, and, in the event that such certificate(s) represents more than the number of


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

         shares required to be returned, Purchaser will issue new certificate(s) for the difference. In the event that a Stockholder does not so return such certificate(s), Purchaser shall nevertheless be entitled to cancel such shares on its stock ledger and regard such shares as cancelled for all purposes.

                                  II. CLOSING

     2.1. Closing. The closing of the purchase and sale of the Stock ("Closing"), will take place on April 2, 2004 (the "Closing Date") at the offices of Gardner Carton & Douglas LLP, 191 N. Wacker Drive, Suite 3700, Chicago, Illinois or at such other time and place mutually agreed to by the parties. The Closing Date shall be the date of this Agreement.

     2.2. Purchaser Closing Deliveries. At the Closing,  Purchaser shall deliver
(i) to the the Stockholders, certificates representing the Preferred Stock, which shall be deemed to have been fully paid for at the Closing, (ii) a pledge agreement, substantially in the form attached hereto as Exhibit B, securing the guaranty set forth in Section 6.5, (iii) to Henryk Dabrowski, a consulting agreement, duly executed by Purchaser, pursuant to which Mr. Dabrowski will provide certain consulting services to Purchaser (the "Dabrowski Agreement"),
(iv) to Wolfgang Ploch, a consulting agreement, duly executed by VergeTech, Inc., pursuant to which Mr. Ploch will provide certain consulting services to VergeTech, Inc. (the "Ploch Agreement") and (v) such other documents or instruments as RKM may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

     2.3. Stockholder Closing Deliveries. At the Closing, the Stockholders (i) shall cause RKM's stock records to be amended to reflect the sale of the Purchased Stock to Purchaser (ii) shall deliver the Dabrowski Agreement, duly executed by Mr. Dabrowski, (iii) shall deliver the Ploch Agreement, duly executed by Mr. Ploch, (iv) shall deliver a general release and waiver for the benefit of RKM executed by each Stockholder, substantially in the form attached hereto as Exhibit C, and (v) shall deliver such other documents or instruments as Purchaser may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

            III. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         The Stockholders, jointly and severally, hereby represent and warrant to Purchaser that, to the best of their knowledge, without any independent inquiry (this limitation is expressly intended to limit each and every representation, warranty and statement made in this Article III without the necessity of repeating the reference to this limitation in each section of this
Article III):

     3.1. Organization and Good Standing; Qualification. RKM is a corporation duly organized and validly existing under the laws of Venezuela, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and is duly qualified and


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

licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed in Schedule 3.1, except, in each case, where the failure to have such power and authority or to be so qualified or licensed would not, when taken together with all other such failures, reasonably be expected to have material adverse effect on the condition (financial or otherwise), operations, assets, liabilities, business or prospects of RKM (a "Material Adverse Effect"). RKM does not have any assets, employees or offices in any jurisdiction other than the states listed in Schedule 3.1.

     3.2. Capitalization of RKM. The authorized capital stock of RKM consists of 49, 200, of which 49,200 are issued and outstanding and no shares of such capital stock are held in the treasury of RKM. All of the issued and outstanding shares of capital stock of RKM are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.2, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of RKM. Except as set forth herein, neither Stockholder nor RKM is party to or bound by, nor do they have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of RKM. No shares of capital stock of RKM have been issued or disposed of in violation of the preemptive rights of any of RKM's shareholders. All accrued dividends on the capital stock of RKM, whether or not declared, have been paid in full.

     3.3. Subsidiaries. RKM does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity, other than RKM Consulting C.A..

     3.4. No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws (or foreign equivalent) of any Stockholder or RKM, or any agreement, indenture or other instrument under which RKM or any Stockholder is bound or to which the Purchased Stock or any of the assets of RKM are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Purchased Stock or any of the assets of RKM, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over RKM, or the Purchased Stock.

     3.5. Consents. Except as set forth on Schedule 3.5, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of RKM or any Stockholder.


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

     3.6. Financial Statements. RKM has furnished to Purchaser the consolidated balance sheet and related consolidated statements of income, retained earnings and cash flows for the twelve-month periods ended December 31, 2002 and 2003, including the notes thereto (collectively, the "Financial Statements"), copies of which are set forth on Schedule 3.6. The Financial Statements are in accordance with the books and records of RKM, fairly present the financial condition and results of operations of RKM as of the dates and for the periods indicated and have been prepared in conformity with applicable accounting standards applied on a consistent basis with prior periods.

     3.7. Liabilities and Obligations. The Financial Statements reflect all liabilities of RKM, accrued, contingent or otherwise arising out of transactions effected or events occurring on or prior to the date hereof. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements, RKM is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and RKM knows of no basis for the assertion of any other claims or liabilities of any nature or in any amount.

     3.8. Employee Matters. To the best of the Stockholders knowledge, Schedule 3.8(a) contains a complete and accurate list of all material compensation plans, arrangements or practices (the "Compensation Plans") sponsored by RKM or to which RKM contributes on behalf of its employees. The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. RKM has no employment agreements or employee handbooks or manuals, except as set forth on Schedule 3.8(b). RKM: (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours; and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. RKM has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. There are no: (A) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or threatened against RKM before any federal, state or local court, board, department, commission or agency nor does any basis therefor exist; or (B) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting RKM, nor does any basis therefor exist. RKM has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of RKM are represented by any union, labor organization or collective bargaining unit. To the best knowledge of RKM, the employees of RKM have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

     3.9. Absence of Certain Changes. Except as set forth on Schedule 3.9, since March 31st, 2003, RKM has not: (a) suffered any material adverse change in its condition (financial or otherwise), operations, assets, liabilities, business or prospects; (b) contracted for the purchase of any capital assets having a cost


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

in excess of $50,000 or paid any capital expenditures in excess of $50,000; (c) incurred any indebtedness for borrowed money or issued or sold any debt securities; (d) incurred or discharged any liabilities or obligations except in the ordinary course of business; (e) paid any amount on any indebtedness prior to the due date, or forgiven or cancelled any debts or claims; (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets; (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or could materially and adversely affect, its business; (h) acquired or disposed of any assets except in the ordinary course of business; (i) written up or written down the carrying value of any of its assets; (j) changed the costing system or depreciation methods of accounting for its assets; (k) lost or terminated any employee, customer or supplier, the loss or termination of which has materially and adversely affected, or could materially and adversely affect, its business or assets; (l) increased the compensation of any director or officer; (m) increased the compensation of any employee except in the ordinary course of business; or (n) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has had or could reasonably be expected to have a Material Adverse Effect.

     3.10. Title; Leased Assets. RKM does not own any real property. Except as set forth in Schedule 3.10, RKM has good, valid and marketable title to all tangible and intangible personal property owned by it (collectively, the Personal Property"). The Personal Property and the leased personal property referred to in Schedule 3.10 constitute the only personal property used in the conduct of the business of RKM. A list of all leases of real and personal property to which RKM is a party, either as lessor or lessee, are set forth in
Schedule 3.10. All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     3.11. Commitments. Schedule 3.11 (which shall be provided within 60 days after the Closing) contains a list of all material contracts, agreements and understandings, oral or written, to which RKM is a party (the "Commitments"). There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by RKM , and no penalties have been incurred nor are amendments pending. The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of RKM, may be made by any party thereto, nor has RKM waived any rights thereunder. RKM has not received notice of any default with respect to any Commitment. Except as contemplated hereby, RKM has received no notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and RKM knows of no fact that would justify the exercise of such a right. RKM does not currently contemplate, or have reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment. None of the customers or suppliers of RKM has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, RKM.



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

     3.12. Insurance. RKM carries property, liability, workers' compensation and such other types of insurance as is customary in the industry of the insured. A list and brief description of all insurance policies of RKM are set forth in
Schedule 3.12. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date.

     3.13. Patents, Trade-marks, Service Marks and Copyrights. RKM has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of RKM infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened that challenge the rights of RKM with respect thereto.

     3.14. Trade Secrets and Customer Lists. RKM has the right to use, free and clear of any claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by RKM. RKM is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation any past or present employee of RKM.

     3.15. Taxes. Except as set forth in Schedule 3.15, RKM has paid or accrued all taxes, penalties and interest which have become due with respect to any returns that it has filed and any assessments of which it is aware. RKM is not delinquent in the payment of any tax, assessment or governmental charge. No tax deficiency or delinquency has been asserted against RKM. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of RKM that could be asserted by any taxing authority. There is no taxing authority audit of RKM pending, or, to the knowledge of RKM, threatened. RKM has not violated any federal, state, local or foreign tax law. RKM has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected. All monies required to be withheld by RKM and paid to governmental agencies for all income, social security, unemployment insurance. Sales excise, use and other taxes have been: (a) collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose; or (b) properly reflected in the Financial Statements.

     3.16. Compliance with Laws. RKM has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports. There are no existing violations by RKM of any federal, state or local law or regulation that could affect the property or business of RKM. RKM possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.


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

     3.17. Finder's Fee. Neither RKM nor any Stockholder has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

     3.18. Litigation. Except as set forth on Schedule 3.18, there are no material legal actions or administrative proceedings or investigations instituted, or to the best knowledge of RKM threatened, against or affecting, or that could affect, RKM, any of the Shares, or the business of RKM. Neither RKM nor any Stockholder is: (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to RKM or to its business, assets, operations or employees; or (ii) in default with respect to any such order, writ, injunction or decree. RKM knows of no basis for any such action, proceeding or investigation.

     3.19. Accuracy of Information Furnished. All information furnished to Purchaser by RKM in this Agreement and any exhibits and schedules to this Agreement is true, correct and complete in all material respects.

     3.20. Corporate Name. There are no actions, suits or proceedings pending, or to the best knowledge of RKM threatened, against or affecting RKM that could result in any impairment of the right of RKM to use the name "RKM Suministros". The use of the name "RKM Suministros" does not infringe the rights of any third party nor is it confusingly similar with the corporate name of any third party. After the Closing Date, no person or business entity other than RKM will be authorized, directly or indirectly, to use the name "RKM Suministros" or any name confusingly similar thereto.

     3.21. Accounts Receivable. All accounts receivable of RKM have arisen from bona fide transactions in the ordinary course of business and are valid and enforceable claims subject to no right of set-off or counterclaim.

     3.22. Product Warranties. There is no claim against or liability of RKM on account of product warranties or with respect to the manufacture, sale or rental of defective products.

     3.23. Banking Relations. Set forth in Schedule 3.23 is a complete and accurate list of all arrangements that RKM has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     IV. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

         Each Stockholder, severally, hereby represents and warrants to Purchaser that:

     4.1. Investment Intent. Such Stockholder is acquiring the Preferred Stock for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same.


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

     4.2. Securities Act Applications. Such Stockholder is a sophisticated investor, understands the risks and illiquidity of owning the Preferred Stock and that the sale of the Preferred Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), but is being sold pursuant to an exemption under Section 4(2) of the Securities Act. Such
Stockholder is aware that the Preferred Stock may not be resold without registration under the Securities Act or some other exemption therefrom and the certificate(s) representing such shares of Preferred Stock (and the Common Stock into which the Preferred Stock is convertible) will contain the customary restrictive legends. Nothing in this Article IV is deemed to prohibit Stockholders from selling in accordance with requirements and as permitted under Securities laws.

     4.3. Place of Business. Such Stockholder resides in the jurisdiction listed opposite such Stockholder's name on Exhibit A.

     4.4. Authorization. Such Stockholder has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other agreements required to be delivered by such Stockholder hereunder. This Agreement and each of the other agreements required to be delivered by such Stockholder have been duly and validly executed and delivered by such Stockholder and constitute the valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with their terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws in effect relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any procedure may be brought (whether at law or in equity). Such Stockholder has obtained all consents, authorizations and approvals of, and has made or will timely make all declarations and filings with, all judicial authorities and federal and state governmental authorities required on the part of such Stockholder in connection with the consummation of the transactions contemplated by this Agreement and each of the other agreements required to be delivered by such Stockholder hereunder.

     4.5. Title. Such Stockholder owns, beneficially and of record, good and marketable title to the shares of Purchased Stock set forth opposite its name on Exhibit A, free and clear of all Liens. At the Closing, such Stockholder will convey to Purchaser good and marketable title to such shares of Purchased Stock, free and clear of any Liens.

     4.6. Commissions and Fees. Such Stockholder (either alone or together with others) has not retained, and does not owe any fees to, any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

                 V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Stockholders that:

     5.1. Existence; Good Standing. Purchaser is duly incorporated, validly existing and in good standing under the laws of the state of Nevada, and has all requisite power and authority to enter into, deliver and consummate the transactions contemplated by this Agreement.

     5.2.  Authorization.  Purchaser  has  the  requisite  corporate  power  and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Purchaser. No other corporate proceedings on the part of Purchaser are necessary to approve this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws in effect relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any procedure may be brought (whether at law or in equity).

     5.3. No Violation; Consents. The execution, delivery and performance of this Agreement will not (with or without notice or passage of time or both) (i) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to Purchaser, or (ii) violate or conflict with any of the provisions of the Articles of Incorporation or By-Laws of Purchaser, nor will contravene, conflict with or result in a violation of any resolution adopted by Purchaser, or the board of directors or any committee of the board of directors of Purchaser or
(iii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default or breach) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or increase the amount payable by Purchaser under any contract or permit. No Consent of any Governmental Authority, or any other person is necessary in connection with the execution and delivery by Purchaser of this Agreement.

     5.4. Commissions and Fees. Purchaser has not retained, and does not owe any fees to, any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

     5.5. Purchaser Preferred Stock. The Preferred Stock has been duly and validly authorized and when issued will be fully paid and nonassessable an free from any security interest, lien or other encumbrance.

                                 VI. COVENANTS

     6.1. Closing Efforts; Additional Agreements. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary (a) to carry out the intents and purposes of this Agreement or (b) to vest Purchaser with full title to the Purchased Stock, free and clear of all Liens, the Parties shall take all such necessary actions.

     6.2. Public Announcements. Except as required by applicable law, securities rules or regulations, neither Purchaser nor any Stockholder shall make, issue or release any oral or written public announcement or statement concerning, or acknowledge the existence of, or reveal the terms, conditions and status of, the transactions contemplated by this Agreement, without the other party's prior written approval of, and concurrence in, the contents of such announcement, acknowledgement or statement.

     6.3. Conversion of Preferred Stock. Notwithstanding any rights or preferences of the Preferred Stock to the contrary, Purchaser and the Stockholders agree that, except as expressly permitted in this Section 6.3, no Stockholder shall convert any Preferred Stock in to shares of common stock, $0.001 par value, of the Company (the "Common Stock"), and that any attempted conversion shall be null and void. At any time after the six-month anniversary of the Closing Date, the Stockholders shall be entitled to direct the conversion of 600 shares of Preferred Stock, with each Stockholder that desires to participate in such conversion participating in proportion to its respective Overall Ownership Percentage. At any time after the nine-month anniversary of the Closing Date, the Stockholders shall be entitled to direct the conversion of an additional 400 shares of Preferred Stock, with each Stockholder that desires to participate in such conversion participating in proportion to its respective Overall Ownership Percentage; provided, however, that as a condition precedent to such conversion, the weighted average price per share of the Common Stock for the thirty days prior to such conversion shall be at least $1.00. At any time after the one-year anniversary of the Closing Date, any Stockholder may convert any of its Preferred Stock, subject only to the terms of such Preferred Stock. The conversion terms are set forth in the Certificate of Designation to be filed with the State of Nevada, a copy of which is attached as Exhibit D hereto. The Purchaser agrees to file the Certificate of Designation with the Secretary of Sate of Nevada by no later than 10 days after the Closing Date. Notwithstanding anything to the contrary in this Section 6.3, no Stockholder shall be entitled to convert any Preferred Stock if the effect of such conversion would result in such Stockholder owning more than 4.9% of the issued and outstanding Common Stock of Purchaser. Notwithstanding any prohibitions to the contary herein, , in the event Purchaser enters into a transaction that will result in a change of control of Purchaser, the Stockholders shall be entitled to immediately convert all shahres of Preferred Stock into common stock.

     6.4. Restrictions on Transfer. Each Stockholder hereby covenants and agrees with Purchaser that it shall not, for a period of one year following the Closing Date, sell, assign, transfer, gift, pledge, hypothecate or otherwise grant any interest in the Preferred Stock (or any shares of Common Stock issued upon conversion of the Preferred Stock) to any person without the prior written consent of Purchaser. Notwithstanding anything herein to the contrary, the Purchaser agrees that the Stockholders may transfer shares of Preferred Stock to Jesus Samuel Gamarra and Purchaser hereby agrees to any such transfer and will cooperate with Stockholders to effect the same. Mr. Gamarra has executed this Agreement to acknowledge his agreement to be bound by all of the terms and conditions of this Agreement and its schedules and exhibits.

     6.5. Guaranty of RKM Debt. The Stockholders and Purchaser acknowledge the debt of RKM in the amount of $ 219,156.25 (including principal and interest accrued thereon to date), divided in two parts, Stockholders' Debt for $ 96,259.80 and Workers Compensation Due for $122,896.46, owed to certain Stockholders (the "Stockholder Indebtedness") and that prior to Closing, one-half of the Stockholders' Debt will be paid by RKM in cash. Thirty percent (30%) of the remaining Stockholder Debt will be paid by RKM to the Stockholders within 30 days after the execution of this Agreement and twenty percent (20%) of the remaining Stockholder Debt will be paid by RKM to the Stockholders within 60 days after the execution of this Agreement. With respect to the remaining Stockholder Indebtedness, Purchaser, for and on behalf of RKM, hereby unconditionally and irrevocably guarantees to the Stockholders the payment of the Stockholder Indebtedness, subject to the terms and conditions set forth therein. This is a continuing guaranty of RKM's obligation of the Stockholder Indebtedness and shall remain in full force and effect until payment and performance in full of the Stockholder Indebtedness. Such guaranty shall be secured by a first-priority pledge of that number of shares of Common Stock of the Purchaser equal to (a) the amount of the Stockholder Indebtedness plus twelve percent, divided by (b) the weighted sale price of Purchaser's Common Stock for the thirty days prior to the Closing Date, as evidenced by the Pledge Agreement. Such shares of Common Stock shall be unregistered and restricted, but subject to certain piggyback registration rights set forth in the Pledge Agreement. The Common Stock underlying the pledge shall be issued in the names of the Stockholders and held by an agent to be appointed by the Stockholders and reasonably acceptable to the Purchaser. In the event the Stockholder Indebtedness is paid in full no later than the first anniversary of the Closing, the shares of Common Stock in the pledge shall be returned to the Purchaser for cancellation. In the event the Stockholder Indebtedness is not paid in full on the first anniversary of the Closing, the agent shall be authorized by the parties to release the shares of Common Stock to the Stockholders.

     6.6. Commitment to Provide Financing. Purchaser hereby agrees to lend $100,000 to RKM in accordance with the following schedule: on or before the 10th day after the Closing Date, Purchaser shall advance $40,000 to RKM; on or before the 60th day after the Closing Date, Purchaser shall advance an additional $30,000 to RKM; and on or before the 90th day after the Closing Date, Purchaser shall advance an additional $30,000 to RKM. In addition, Purchaser agrees to lend up to $1,000,000 to RKM, for certain identified projects, that are expected by Purchaser (in its reasonable discretion) to result in at least 25% pre-tax return on investment. The amount lent to RKM will be 25% less than the total sales amount of the identified projects Any amounts lent to RKM pursuant to this
Section 6.6 shall be evidenced by a promissory note in form and substance reasonably acceptable to Purchaser and shall be subject to payment terms that are reasonably acceptable to Purchaser.

     6.7. Board of Advisers. Purchaser agrees to appoint Henryk Dabrowski to its Board of Advisers to serve in that position for so long as any Stockholder holds any Preferred Stock (which Preferred Stock has not beeen converted into Common Stock). For so long as any Stockholder holds any Preferred Stock (which Preferred Stock has not been converted into Common Stock), Mr. Dabrowski will be entitled to attend and receive notice of meetings of the Board of Directors of Purchaser; provided, however, that Mr. Dabrowski will have no rights to vote in such meeetings.

     6.8. Option on Purchased Stock. Purchaser hereby grants to the Stockholders an option to purchase the Purchased Stock at an exercise price equal to the value of the Preferred Stock issued to the Stockholders and any shares of Common Stock issued to the Stockholders upon conversion of the Preferred Stock. This option shall not be exercisable until the second anniversary of the Closing Date and then subject to the condition precedent that the Common Stock of the Purchaser shall have experienced aggregate trading volume of less than $20,000,000 during the twelve months prior to the second anniversary of the Closing Date. This option shall expire on the date that is 120 days after the second anniversary of the Closing Date (the "Expiration Date"). Notwithstanding the foregoing, the Stockholders shall only exercise this option upon the unanimous written consent of the Stockholders. To exercise this option, the Stockholders shall deliver written notice of such exercise to the Purchaser and RKM within 120 days after the second anniversary of the Closing Date, which notice shall be accompanied by a copy of the unanimous written consent executed by all Stockholders and certificates representing all of the issued and outstanding Preferred Stock and any shares of Common Stock issued to the Stockholders upon conversion of the Preferred Stock, endorsed in blank or accompanied by duly executed stock powers. Upon receipt thereof, Purchaser shall deliver the Purchased Stock to the Stockholders, endorsed in blank or accompanied by duly executed stock powers.

     Until the Expiration Date, RKM shall not, and Purchaser shall cause RKM not to: sell, transfer or in any manner encumber the Purchased Stock; issue additional shares of any class of capital stock of RKM; issue any securities convertible into or exchangeable for shares of any class of capital stock of RKM; or enter into any agreement that could require the issuance of shares of any class of capital stock of RKM, or securities or instruments convertible into capital stock; or take any other action that would cause the Stockholders not to receive 100% of all issued and outstanding capital stock of RKM, free from any liens or encumbrances, upon exercise of the option set forth in this Section 6.8.

     6.9. Non-competition. In consideration of Purchaser's consummation of the transactions contemplated by this Agreement, and as a material inducement to Purchaser to enter into this Agreement, each Stockholder covenants and agrees as follows:

                  (a) For one year after Closing, no Stockholder will at any time, in any capacity, directly or indirectly, own an equity interest, directly or indirectly, in a Competing Organization. "Competing Organization" will include any Person, organization, business or other enterprise (i) located or doing business anywhere in the world (the "Geographic Area"), and (ii) then engaged in or about to become engaged in, a business identical to or similar to the business of RKM. It is expressly agreed by the parties that nothing herein shall prohibit a Stockholder from being employed in any capacity in a Competing Organization.

                  (b) During the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, no Stockholder will at any time in any capacity, directly or indirectly, (i) induce or attempt to induce any employee (including leased employees) of Purchaser or any of its affiliates to leave their employ, or otherwise solicit the employment of any such employee of Purchaser or any of its affiliates, hire any such employee or in any way interfere with the relationship between Purchaser or any of its affiliates and any of such employees,
         (ii) induce or attempt to induce any supplier, licensee, licensor, franchisee, or other business relation of either Purchaser or any of its affiliates to cease doing business with them or in any way interfere with the relationship between either Purchaser or any of its affiliates and any of their respective customers or business relations, or (iii) solicit the business of any then existing customer of Purchaser or any of its affiliates.

                  (c) If, at the time of enforcement of any of the provisions of this Section 6.9, a court of competent jurisdiction holds that the restrictions stated in Section 6.9 are unreasonable under the circumstances then existing or are otherwise illegal, invalid or unenforceable in any respect by reason of its duration, definition of Geographic Area or scope of activity, or any other reason, the parties agree that the maximum period, scope or geographical area reasonable or otherwise enforceable under such circumstances will be substituted for the stated period, scope or area.

                  (d) Without limiting any of Purchaser's rights under this Agreement, the parties hereto acknowledge that Purchaser will be entitled to enforce its rights under this Section 6.9 specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provisions of this Section 6.9 and to exercise all other rights existing in its favor. The parties acknowledge and agree that the breach of any term or provision of this Section 6.9 by any Stockholder will materially and irreparably harm Purchaser, that money damages will accordingly not be an adequate remedy for any breach of the provisions of this Section 6.9 by any Stockholder and that Purchaser in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Section 6.9.

     6.10. Prohibition on Dividends. For so long as any Stockholder holds any Preferred Stock (which Preferred Stock has not be converted into Common Stock), RKM will not, and Purchaser will cause RKM not to, issue any new shares of its capital stock, declare or pay any dividends or other distribution on any shares of its capital stock, or sell, transfer or dispose of assets (including cash) except in the ordinary course of business.

     6.11. Employment. Purchaser and RKM agree that they will use their commercially reasonable efforts not to terminate the existing senior management of RKM for a period of three years following the Closing Date, and to maintain for such senior management those benefits and equity participation opportunities generally afforded to other similarly situated employees in Purchaser's organization, as such benefits and equity plans are in effect from time to time, and amended or terminated in Purchaser's sole discretion. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit Purchaser from terminating any employee or member of senior management for cause, in the reasonable discretion of Purchaser. "Cause" for this purpose is defined as willful misconduct, fraud or other illegal conduct which damages RKM.

     6.12. Surety Bonds. Purchaser agrees, within 90 days after the Closing Date, to replace the Stockholders as guarantors under surety bonds issued in connection with RKM contracts. Such replacement shall be coordinated with the Purchaser's foreign investment registration.

     6.13. RKM Board of Directors. Stockholders' agree to expand the RKM Board of Directors from three to five seats. Philip M. Verges, the CEO and Chairman of the Purchaser will have one seat on the RKM Board. The three existing board members will remain on the RKM Board at least until such time that the preferred stock has been fully converted into common stock.

                              VII. INDEMNIFICATION

     7.1 Indemnification by the Stockholders. The Stockholders shall, severally, indemnify and hold harmless the Purchaser, its successors and assigns, and their respective officers, directors, agents, employees and representatives (the "Purchaser Indemnitiees"), from and against, and will pay them the amount of, any and all losses, costs, claims, liabilities, and damages, penalties and expenses (including reasonable attorneys' and auditors' fees and the reasonable costs of investigation and defense) (collectively, "Losses"), incurred or suffered by the Purchaser Indemnitees relating to or arising out of or in connection with any of the following: (i) any breach or inaccuracy as of the date hereof in any representation or warranty made by the Stockholders in
Article III or Article IV of this Agreement or any closing document required to be delivered by the Stockholders under this Agreement or (ii) any breach or nonfulfillment by the Stockholders of any of their covenants, or agreements or other obligations in this Agreement or any closing document required to be delivered by the Stockholders under this Agreement.

     7.2 Indemnification by the Purchaser. Purchaser shall indemnify and hold harmless the Stockholders, their successors and assigns, and their respective officers, directors, agents, employees and representatives (the "Stockholder Indemnitiees"), from and against, and will pay them the amount of, any and all

Losses incurred or suffered by the Stockholder Indemnitees relating to or arising out of or in connection with any of the following: (i) any breach or inaccuracy as of the date hereof in any representation or warranty made by Purchaser in Article V of this Agreement or any closing document required to be delivered by Purchaser under this Agreement or (ii) any breach or nonfulfillment by the Purchaser of any of its covenants, or agreements or other obligations in this Agreement or any closing document required to be delivered by the Purchaser under this Agreement.

     7.3 Claims. Notwithstanding anything to the contrary herein, the indemnities contained in this Article VII shall (i) expire twelve (12) months following the Closing; provided, that if at the stated expiration of any indemnification obligation there shall then be pending any indemnification claim, such claimant shall continue to have the right to such indemnification with respect to such claim notwithstanding such expiration, and (ii) any indemnification obligation of a Stockholder shall be satisfied exclusively through the return of shares of Preferred Stock received in this transaction (or if there are no shares of Preferred Stock, then shares of common stock into which the Preferred Stock has been converted or the proceeds from the sale of any such common stock) and the Stockholders shall have no further obligations of any nature. For purposes of calculating the number of shares of Preferred Stock required to be returned on account of an indemnification obligation, each share of Preferred Stock shall be valued at $1,000. If a claim for indemnification is to be made by a party entitled to indemnification under this Agreement (the "Indemnified Party"), the Indemnified Party shall promptly give notice to the party obligated to provide indemnification under this Agreement (the "Indemnifying Party") of such claim, including the amount the Indemnified Party will be entitled to receive hereunder from the Indemnifying Party; provided, however, that the failure of the Indemnified Party to promptly give notice shall not relieve the Indemnifying Party of its obligations under this Article VII. If the Indemnifying Party does not object in writing to such claim within 20 days after receiving notice thereof, the Indemnified Party shall be entitled to recover, on the 21st day after such notice was given, from the Indemnifying Party the amount of such claim, and no later objection by the Indemnifying Party shall be permitted or effective. If the Indemnifying Party agrees that it has an indemnification obligation under this Article VII with respect to such claim, but timely objects as to the amount of such claim, the Indemnified Party shall nevertheless be entitled to recover, on the 21st day after such notice was given, from the Indemnifying Party the undisputed lesser or liquidated amount of such claim, without prejudice to the Indemnified Party's claim for the difference.

     7.4 Failure of Indemnifying Person to Act. In the event that the Indemnifying Party does not assume the defense of any claim, suit, action or proceeding covered by indemnification under this Article VII, then any failure of the Indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Party of its obligations under this Article VII.

     7.5 Survival. All representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and shall be deemed to have been relied upon and shall not be affected in any respect by the Closing, any investigation conducted by any party or by any information which any party may receive Notwithstanding the foregoing sentence, the representations and warranties contained in this Agreement shall terminate on the first anniversary of the Closing (the "Survival Period"); provided, however, that such liability shall not terminate (but shall survive until resolved among the parties) with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Indemnified Party has given notice to the Indemnifying Party on or prior to the expiration date of the Survival Period.

                              VIII. MISCELLANEOUS

     8.1. Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile transmission, and a facsimile of this Agreement or of a signature of a party thereto shall be effective as an original.

     8.2. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the laws of the State of Florida, without reference to its internal choice of law provisions.

     8.3. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     8.4. Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.5. Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement,

     8.6. Specific Performance. The parties hereto shall have all rights and remedies set forth in this Agreement and all rights and remedies available under any applicable law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting bond or other security) in order to enforce, or prevent any violations of, the provisions of this Agreement.

     8.7. Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute and encompass the entire agreement and understanding of the parties hereto with regard to the transactions to be effected hereby. The parties acknowledge that at the time of signing this Agreement, the schedules referenced in Article III are not available. The Stockholders shall prepare these schedule and deliver them to the Purchaser within 30 days after the Closing Date at which time the schedules will be appended to the Agreement and constitute a part of the Agreement to the same extent as if they had been attached to the Agreement on the Closing Date.

     8.8. Amendments; Waivers. This Agreement shall not be altered, amended or supplemented except by a writing signed by Purchaser and Stockholders'. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, provided that any such waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     8.9. Currency. All dollar ($) amounts in this Agreement shall be deemed to be United States Dollars.

     8.10. Notices. Any notices required or permitted to be sent hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, electronic mail or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party, and shall be deemed to have been given upon delivery, if delivered personally, upon the transmission thereof if sent by facsimile (with telephonic confirmation) or by electronic mail (with delivery notification) provided that receipt of transmission occurs during normal business hours, or one business day after delivery to the courier, if delivered by overnight courier service provided the deadline for overnight deliveries for such courier service has been met:

         If to Purchaser or RKM:

                  IPVoice Communications, Inc.
                  c/o Vergetech Incorporated
                  4860 Montfort Drive
                  Suite 210
                  Dallas, TX 75254
                  Fax No.  972-386-8165
                  Telephone No.:  972-386-3372 (x209)
                  Attention:  Philip Verges

         With a copy to:

                  Gardner Carton & Douglas LLP
                  191 North Wacker Drive, Suite 3700
                  Chicago, IL 60606
                  Attention: David Matteson
                  Fax No.:  (312) 569-3145
                  Telephone No.:  (312) 569-1145

         If to the Stockholders:

                  Henryk Dabrowski
                  Manfred Koroschetz
                  Wolfgang Ploch
                  8245 NW 36 St, Suite 3,
                  Miami, Fl 33143
                  Ph. 305 463-0801
                  Fax. 305 463-0802


         With a copy to:            Teresita H. Garcia, Esq
                                    Teresita H. Garcia, P.A.

                                    4101 SW 73 Avenue
                                    Miami, FL 33155
                                    Fax No: (305) 260-9973
                                    Phone: (305) 260-9972


8.11 RKM USA Corp. The parties agree that within 10 days after the Closing Date, they will execute an agreement for the sale of substantially all of the stock of RKM USA Corp. to Purchaser.


                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date and year first above written.

                          IPVOICE COMMUNICATIONS, INC.

                           By: /s/ Philip Verges
                              --------------------------------------------------

                                    Its:     CEO
                                        ----------------------------------------




                           STOCKHOLDERS:

                           -----------------
                           Henryk Dabrowski


                           ------------------
                           Manfred Koroschetz


                           --------------
                           Wolfgang Ploch

The undersigned has executed this Agreement to acknowledge his agreement to be bound by all of the terms and conditions of this Agreement and its exhibits and schedules.

--------------------
Jesus Samuel Gamarra

                                    Exhibit A

                                  Stockholders


----------------------------- ------------------------ --------------------- -----------------------
        Stockholder             Stockholder Address      RKM Shares owned      Overall Ownership
            Name                                                                   Percentage
----------------------------- ------------------------ --------------------- -----------------------
      Henryk Dbrowski           5500 SW 86 Street,            16,400                 33.33
                                  Miami, FL 33143
----------------------------- ------------------------ --------------------- -----------------------
     Manfred Koroschetz         14105 SW 29 Street,           16,400                 33.33
                                 Miramar, FL 33027
----------------------------- ------------------------ --------------------- -----------------------
       Wolfgang Ploch           14105 SW 29 Street,           16,400                 33.33
                                 Miramar, FL 33027
----------------------------- ------------------------ --------------------- -----------------------
                                      Total:                                          100%
----------------------------- ------------------------ --------------------- -----------------------

                                    Exhibit B
                                    ---------

                            Form of Pledge Agreement



                                  See Attached

                                    Exhibit C
                                    ---------

                             Form of General Release



                                  See Attached

                                    Exhibit D
                                    ---------

                     Designation of Series E Preferred Stock